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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated July 13, 2006 (which report expresses an unqualified opinion on the consolidated financial statements and which includes an explanatory paragraph referring to the preparation of the consolidated financial statements from separate records maintained by Logan's Roadhouse, Inc. and its subsidiaries and that these consolidated financial statements may not be indicative of the conditions that would have existed or the results of their operations if Logan's Roadhouse, Inc. and its subsidiaries had operated as an unaffiliated company) relating to the consolidated financial statements of Logan's Roadhouse, Inc. and subsidiaries, a wholly-owned subsidiary of CBRL Group, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
July 13, 2006